Exhibit 32.2

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, George R. Koo, Executive Vice President and Chief Financial Officer of Mining Oil, Inc., a Texas corporation (the “Company”), hereby certify, to my knowledge, that:

(1)
the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 17, 2008	/s/ George R. Koo
George R. Koo
Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Mining Oil, Inc. and will be retained by Mining Oil, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.